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                                                                    EXHIBIT 3.57


                                     BYLAWS
                                       OF
                               HAVEN CREST, INC.


                                    ARTICLE I
                                     OFFICES

                  Section 1. The registered office of the corporation shall be at 1277 Country Club Road, Monongahela, Pennsylvania.

                  Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                                      SEAL

                  Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania".

                                   ARTICLE III
                              SHAREHOLDERS' MEETING

                  Section 1. Meetings of the shareholders shall be held at office of the corporation at 1277 Country Club Road, Monongahela, Pennsylvania or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

                  Section 2. The annual meeting of the shareholders, shall be the fourth week of March per Shareholder Action dated December 1, 1994. They shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

                  Section 3. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum at all meetings of the shareholders except as otherwise provided by law, by Articles of Incorporation or by these By-Laws. If however, such quorum shall not be present at any meeting of the shareholders, those entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present. In the case of any meeting called for the election of directors, adjournment or adjournments may be taken only from day to day, or for such longer periods not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, until such directors have been elected, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

                  Section 4. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing

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subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. In all elections for directors cumulative voting shall be allowed. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth shall be prima facie evidence of the right of the person named therein to vote thereon.

                  Section 5. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least ______ days prior to the meeting.

                  Section 6. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

                  Section 7. Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth of all the shares outstanding and entitled to vote. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as the Secretary may fix, not less than ten nor more than sixty days after receipt of the request.

                  Section 8. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

                  Section 9. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, at least seven days before such meeting, unless a greater period of notice is required by statute in a particular case.

                  Section 10. The officer or agent having charge of the transfer books shall make at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this

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Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

                                   ARTICLE IV
                                    DIRECTORS

                  Section 1. The number of authorized Directors of the Corporation shall be not less than 1 nor more than 15, fixed from time to time by the Shareholder. The Directors shall be elected at the annual meeting of the Shareholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

                  Section 2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

                  Section 3. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

                  Section 4. Each newly elected Board may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

                  Section 5. Regular meetings of the Board shall be held without notice on the third Wednesday of January, April, July and October each year at 2:00 p.m. at the registered office of the company, or at such other time and place as shall be determined by the Board.

                  Section 6. Special meetings of the Board may be called by the President on three-days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

                  Section 7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

                  Section 8. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.



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                                    ARTICLE V
                                    OFFICERS

                  Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary, and Treasurer. The Board of Directors may also choose a Vice-President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary. It shall not be necessary for the officers to be directors.

                  Section 2. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                  Section 3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby.

                  Section 4. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

                  Section 5. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

                  Section 6. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.



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                                   ARTICLE VI
                                    VACANCIES

                  Section 1. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  Section 2. Vacancies in the Board of Directors shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

                                   ARTICLE VII
                                CORPORATE RECORDS

                  Section 1. There shall be kept at the registered office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

                  Section 2. Every shareholder shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any reasonable purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

                                  ARTICLE VIII
                       SHARE CERTIFICATES, DIVIDENDS, ETC.

                  Section 1. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation, as they are issued. They shall be signed by the President and Secretary-Treasurer and shall bear the corporate seal.

                  Section 2. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates thereof or, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial Code, approved the sixth day of April, one thousand nine hundred fifty-three (Act No. 1), and its amendments and supplements.

                  Section 3. The Board of Directors may fix a time, not more than fifty days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the

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determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed, as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice. While the stock transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or vote at such meeting.

                  Section 4. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give the corporation a bond of indemnity with sufficient surety to protect the corporation or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

                  Section 5. Subject to the provisions of the statutes, the Board of Directors may declare and pay dividends upon the outstanding shares of the corporation out of its surplus from time to time and to such extent as they deem advisable, in cash, property or in shares of the corporation.

                  Section 6. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                  Section 2. The fiscal year shall begin the 1st day of January each year.



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                  Section 3. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation f or the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

                  Section 4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                  Section 5. No shares of the capital stock of the corporation shall be assigned or transferred by the holder thereof or his heirs, executors, administrators, or assigns to any person, firm or corporation unless and until written notice of the intended transfer shall have been given to all other shareholders and an opportunity shall have first been afforded to any or all shareholders to purchase said shares within thirty days from date of receipt of said notice at a price equivalent to book value of such shares on the last annual statement date or the market value that a bona fide purchaser will pay for the shares, whichever is the larger of the two.

                  The book value shall be as determined by the accountants designated from time to time by the Board of Directors to audit the books of the corporation and to report thereon.

                  Within thirty days of receipt of such notice of an intended sale, the other shareholders shall have the right to purchase said stock in an amount proportionate to the number of shares held by these shareholders electing to purchase said shares purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                                    ARTICLE X
                                ANNUAL STATEMENT

                  Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.



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                                   ARTICLE XI
                                   AMENDMENTS

                  Section 1. These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors.